SCHEDULE A

List of Funds to Which the Agreement Applies

Investing Funds	Vanguard Funds

Variable Portfolio – Managed Volatility Moderate Growth Fund[1]	Vanguard Bond Index Funds Vanguard Total Bond Market ETF

Variable Portfolio – Managed Volatility Conservative Growth Fund[2]	Vanguard Scottsdale Funds Vanguard Intermediate-Term Corporate Bond ETF Vanguard Mortgage-Backed Securities ETF

Variable Portfolio – Managed Volatility Growth Fund[2]	Vanguard Tax-Managed Funds Vanguard FTSE Developed Markets ETF

Variable Portfolio – Managed Volatility Conservative Fund[2]	Vanguard Russell 1000 Growth Index Fund ETF Shares

Variable Portfolio – U.S. Flexible Growth Fund[2]

Variable Portfolio – U.S. Flexible Conservative Growth Fund[2]

Variable Portfolio – U.S. Flexible Moderate Growth Fund[2]

Variable Portfolio – Managed Risk Fund[2]

Variable Portfolio – Managed Risk U.S. Fund[2]

Variable Portfolio – Aggressive Portfolio[1]

Variable Portfolio – Conservative Portfolio[1]

Variable Portfolio – Moderate Portfolio[1]

Variable Portfolio – Moderately Aggressive Portfolio[1]

Variable Portfolio – Moderately Conservative Portfolio[1]

Columbia Adaptive Retirement 2020 Fund[3]

Columbia Adaptive Retirement 2025 Fund[3]

Columbia Adaptive Retirement 2030 Fund[3]

Columbia Adaptive Retirement 2035 Fund[3]

Columbia Adaptive Retirement 2040 Fund[3]

Columbia Adaptive Retirement 2045 Fund[3]

Columbia Adaptive Retirement 2050 Fund[3]

Columbia Adaptive Retirement 2055 Fund[3]

Columbia Adaptive Retirement 2060 Fund[3]

[1]	A series of Columbia Funds Variable Series Trust II
[2]	A series of Columbia Funds Variable Insurance Trust
[3]	A series of Columbia Funds Series Trust I